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                                                                    Exhibit 99.1

                             [STAFFMARK LETTTERHEAD]


FOR IMMEDIATE RELEASE:     Tuesday, March 2, 1999

CONTACT:                   Clete T. Brewer, President and CEO
                           Terry C. Bellora, CFO
                           Randle G. Reece, Investor Relations Officer
                           STAFFMARK, INC.
                           (501) 973-6084

                     STAFFMARK COMMENTS ON EARNINGS OUTLOOK

FAYETTEVILLE, Ark. - StaffMark, Inc. (NASDAQ/NM: STAF), today announced that a decline in demand from its finance, banking and legal clients and lower growth from IntelliMark's domestic IT staffing business could cause earnings per share for the first quarter of 1999 to be approximately $0.10 to $0.13 lower than the I/B/E/S consensus analyst estimate of $0.35 and for the 1999 year to be approximately $0.20 to $0.24 per share lower than the I/B/E/S consensus analyst estimate of $1.89.

Mr. Clete T. Brewer, President and Chief Executive Officer commented, "After conducting a detailed review of January results and an accelerated review of preliminary February results, we determined that IntelliMark's domestic performance was not acceptable relative to the performance of StaffMark's other business units. Therefore, we have implemented, effective immediately, executive and organizational changes within IntelliMark. These changes are focused on improving IT staffing growth rates, consolidating administrative functions and building an IT solutions network that complements our business units and core competencies. In this connection, IntelliMark presently intends to invest in infrastructure and skills, with the goal of capturing a greater share of the IT services business market. In order to maximize our focus and efforts in this regard, we plan to slow down our acquisition program during the balance of this year."

Brewer continued, "Ben Anderson, the Executive Director of Robert Walters plc's Professional/IT group, has been promoted to Chief Operating Officer of IntelliMark worldwide. At Robert Walters plc, Ben successfully managed the Professional/IT group, with internal growth that exceeded industry averages. We believe that a recovery in the demand for permanent placement services throughout the Professional/IT segment, along with Ben's skills in IT staffing, will improve growth rates in this segment. We also named John Willett as the Executive Vice President of IntelliMark's IT services business group. John joined IntelliMark in August 1997 as a General Manager of one of IntelliMark's business units. Prior to joining IntelliMark, John was a worldwide solutions executive in IBM's Global Services Division."

StaffMark's overall business strategy is to increase revenue, enhance profitability and improve cash flow by the timely delivery of human resource and business solutions to its clients through the creation of opportunities for its professionals and associates. StaffMark operates in over 300 offices in 31 states and 11 countries.

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements made with respect to future earnings per share, plans to accelerate IT staffing revenue growth and a slow down in our acquisition program, operations and/or future growth opportunities. Words such as "believe," "could," "complements," "intends," "maximize," "plan," "improve," "growth," "increase," "strategy," "enhance," "goal," and "will" or the negative thereof or variations thereon and similar expressions are intended to identify forward-looking statements. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecast, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (i) an inability to successfully implement the organizational changes announced today; (ii) the continuation or worsening, of declines in demand for placement (permanent or temporary) or staffing services; (iii) unanticipated problems associated with integrating acquired companies and their operations; (iv) failure to obtain new customers or retain significant existing customers; (v) inability to carry out marketing and sales plans; (vi) inability to obtain capital or refinance debt for future internal and external growth;
(vii) loss of key executives; (viii) general economic and business conditions (whether foreign, national, state or local) which are less favorable than expected; and (ix) changes in industry trends such as changes in demand for commercial or professional information technology staffing personnel, whether on a temporary or permanent placement basis. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors described above and those further set forth in our registration statement under the heading "Risk Factors" in Amendment No. 1 to Form S-1 (File No. 333-32371) filed with the Securities and Exchange Commission on August 6, 1997 and under the heading "Potential Risks, Detriments and Other Considerations Associated With The Transaction" in our definitive proxy statement dated September 25, 1998, which was filed with the Securities and Exchange Commission on September 25, 1998.